UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2004

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

Effective December 29, 2004, CoTherix, Inc. ("CoTherix") and Profile Drug Delivery LTD. ("Profile") entered into an Adaptive Aerosol Delivery ("AAD") Device Supply Agreement for the manufacture and supply of nebulizers to be used by patients taking VentavisTM (iloprost) Inhalation Solution.

Pursuant to this contract, Profile will manufacture and supply its ProDose nebulizer and related consumables to one or more specialty pharmacy companies to be chosen by CoTherix for distribution to patients taking Ventavis. Also pursuant to the contract, following the receipt of all necessary regulatory clearances and approvals, Profile will manufacture and supply its handheld I-Neb nebulizer to such specialty pharmacy companies for distribution to patients taking Ventavis.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2004

CoTherix, Inc.
By:	/s/ Christine Gray-Smith
Christine Gray-Smith Executive Vice President and Chief Financial Officer